UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 4, 2005

Tripath Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 750-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 4, 2005, Tripath Technology, Inc. (the “Company”) entered into a Business Financing Agreement (the “Financing Agreement”) with Bridge Bank, National Association (the “Bank”). The Financing Agreement provides for advances from time to time to the Company against eligible receivables at the discretion of the Bank. The Financing Agreement provides for advances against up to $6,000,000 in eligible receivables at a 60% advance rate, such that the aggregate principal amount of the advances outstanding at any time may not exceed $3,600,000. The Financing Agreement provides for a termination fee of $60,000 if the Financing Agreement is terminated prior to August 4, 2006, subject to limited exceptions. Collections on the financed receivables are applied to the outstanding advances as received. The Company is required to pay each month finance charges on the financed receivables equal to 1% times the average daily balance of the financed receivables during such month. The Agreement permits either the Company or the Bank to terminate the financing of receivables under the Financing Agreement at any time.

The Company’s obligations under the Financing Agreement are secured by substantially all of the Company’s assets.

The Company is subject to a number of covenants under the Financing Agreement, including restrictions on the ability of the Company to incur additional indebtedness and the requirement that the Company obtain subordinated debt or equity financing of not less than $4,000,000 on or before March 1, 2006 and an additional $3,000,000 on or before June 1, 2006.

The events of default under the Financing Agreement include payment failures under the Financing Agreement, bankruptcy events, the entry of certain judgments, cross defaults with certain indebtedness, the occurrence of a change in control with respect to the Company and the occurrence or reasonably likely occurrence of a material adverse change in the Company’s business condition, operations, properties or prospects or ability to repay the credit. Upon the occurrence of an event of default, the Bank may accelerate the Company’s obligations under the Financing Agreement, however this acceleration is automatic in the case of certain bankruptcy events.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On August 4, 2005, the Company issued a press release that provided an update to the Company’s guidance for the fourth fiscal quarter of 2005. A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 4, 2005, entitled “Tripath Secures $6 Million Line of Credit with Bridge Bank and Updates Guidance for the Fourth Fiscal Quarter of 2005”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tripath Technology Inc.

By:	/s/ Jeffrey L. Garon
Jeffrey L. Garon Vice President, Finance and Chief Financial Officer

Date: August 4, 2005

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated August 4, 2005, entitled “Tripath Secures $6 Million Line of Credit with Bridge Bank and Updates Guidance for the Fourth Fiscal Quarter of 2005”